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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Sonat Inc.

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus of Sonat Inc. for the registration of $1,044,850,000 in value of shares of its common stock and to the incorporation by reference therein of our report dated January 20, 1997, with respect to the financial statements of Sonat Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Birmingham, Alabama
December 9, 1997